EXHIBIT 21.1

PlainsCapital Corporation

List of Subsidiaries

Following is a list of subsidiaries of PlainsCapital Corporation, a Texas corporation, as of December 31, 2009, and the states in which they are organized. The indentation reflects the principal parenting of each subsidiary.

Name of Subsidiary	Jurisdiction of Incorporation
Hester Capital Management, LLC	Texas
PCC Statutory Trust I	Connecticut
PCC Statutory Trust II	Connecticut
PCC Statutory Trust III	Connecticut
PCC Statutory Trust IV	Delaware
PlainsCapital Bank	Texas
First Southwest Holdings, LLC	Delaware
First Southwest Company	Delaware
First Southwest CDE, LLC	Delaware
First Southwest Leasing Company	Delaware
First Southwest CDE, LLC	Delaware
First Southwest Asset Management, Inc.	Delaware
FSC Asset Administrator, LLC	Delaware
FSC Company 2005-A, LLC	Delaware
PUT 2005-A, LP	Delaware
Legal Fee Note Issuer 2005-A, LLC	Delaware
PUT 2005-A GP, LLC	Delaware
FSW Advisory Services, Inc.	Delaware
PCB-ARC, Inc.	Texas
Plains Financial Corporation	Texas
PlainsCapital Leasing, LLC	Texas
PlainsCapital Securities, LLC	Texas
PlainsCapital Insurance Services, LLC	Texas
PNB Aero Services, Inc.	Texas
PNB Financial Group, Inc.	Texas
PrimeLending, a PlainsCapital Company	Texas
PrimeLending Ventures Management, LLC	Texas
PrimeLending Ventures, LLC	Texas
PlainsCapital Equity, LLC	Texas